UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2017

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)                On March 20, 2017, Avery Dennison Corporation (the “Company”) announced the departure of Anne L. Bramman, Senior Vice President and Chief Financial Officer.  Ms. Bramman ceased serving in such capacity on March 19, 2017, and is expected to depart the Company following a brief transition period.

On March 20, 2017, the Company also announced that its Board of Directors (the “Board”) has elected Gregory S. Lovins as the Company’s Vice President and Interim Chief Financial Officer, effective March 20, 2017. Mr. Lovins, 44, has served as the Company’s Vice President and Treasurer since August 2016, after having served as Vice President, Global Finance, Materials Group, from January 2011 to August 2016.  Prior to 2011, Mr. Lovins held several other leadership roles in positions of increasing responsibility across the Company.

In connection with his election as Vice President and Interim Chief Financial Officer, the Compensation and Executive Personnel Committee of the Board (the “Committee”) determined the following compensation package for Mr. Lovins:  (i) his current annual base salary of $424,360; (ii) an additional monthly cash stipend of $10,000 to reflect his increased responsibilities, which (A) will not be included for purposes of calculating his annual and long-term incentive awards and (B) will cease upon such time as Mr. Lovins no longer serves as Interim Chief Financial Officer; (iii) his current target Annual Incentive Plan (“AIP”) opportunity of 40%; (iv) an additional AIP opportunity of 20% for such time as Mr. Lovins serves as Interim Chief Financial Officer; and (v) his current target long-term incentive opportunity of 120%.  In addition, the Company will pay up to $4,500 per month for temporary housing for Mr. Lovins near the Company’s headquarters in Glendale, California.  Mr. Lovins will continue to receive an annual executive benefit allowance of $40,000 and be eligible for the Company’s pension, savings, deferred compensation and executive severance plans, in each case as described in the Company’s 2017 Proxy Statement filed with the Securities and Exchange Commission on March 10, 2017.

A copy of the press release announcing the departure of Ms. Bramman and the election of Mr. Lovins is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1                        Press Release, dated March 20, 2017, announcing the election of Gregory S. Lovins as Vice President and Interim Chief Financial Officer of Avery Dennison Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: March 20, 2017
	By:	/s/ Mitchell R. Butier
		Name:	Mitchell R. Butier
		Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 20, 2017, announcing the election of Gregory S. Lovins as Vice President and Interim Chief Financial Officer of Avery Dennison Corporation.